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Exhibit 10.12

BONUS PLAN

        On February 2, 2005, our board of directors established a bonus plan under which officers and salaried employees will be eligible to receive cash bonuses, payable quarterly, in an amount to be determined by the board of directors. The potential bonus amounts will be determined annually by the board of directors and the payment of these bonuses will be dependent on the achievement of certain corporate revenue and earnings goals.

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  Exhibit 10.12
BONUS PLAN